Exhibit 99.B

News
For Immediate Release

El Paso Corporation Announces Long-Range Plan Update

HOUSTON, MARCH 17, 2005—El Paso Corporation (NYSE:EP) today announced an update to its December 2003 long-range plan.

“El Paso has made solid progress since we announced our long-range plan, and we intend to build on that progress,” said Doug Foshee, president and chief executive officer of El Paso Corporation. “While we remain focused on reducing debt and costs, we are also building for the future by expanding our pipeline and production businesses. The opportunities in the natural gas industry are outstanding, and we are well positioned to build new transmission infrastructure, locate new production sources, and deliver these supplies to the marketplace.”

PLAN HIGHLIGHTS

•	El Paso expects to exit non-core businesses faster than anticipated in its long-range plan. By the end of 2006, the company will have sold or completed its evaluation of the sale of its remaining natural gas processing assets and its remaining domestic and foreign power plants, other than those in Brazil. These incremental asset sales are expected to yield $1.2 billion to $1.6 billion of proceeds.

•	El Paso expects its debt, net of cash, to be at or below $15 billion at the end of 2005.

•	El Paso’s financial targets for 2006 include:

•	$425 million to $750 million of net income, or earnings per share of $0.58 to $1.03;

•	Cash flow from operations of $1.7 billion to $2.2 billion;

•	Free cash flow after capital expenditures and dividends of up to $425 million; and

•	Average annual growth and maintenance capital of $1.6 billion to $1.7 billion.

BUSINESS UNIT REVIEW
 Pipelines
 El Paso’s Pipeline Group comprises the largest and most geographically balanced set of natural gas pipelines in North America. While demand for natural gas will continue to provide new market-area expansions, there are also significant opportunities associated with projects designed to access new sources of supply. This is particularly true in the Rockies supply basins and in the Gulf Coast and other areas where new liquefied natural gas terminals will be sited. El Paso expects this segment to generate stable earnings and cash flow with average annual earnings growth of 3 to 5 percent in the 2005 — 2009 time period.

The Pipeline Group’s capital budget is $972 million for 2005 and will average $825 million per year in the 2006 — 2009 time period. Key business drivers will include major pipeline expansions, cost control, and continued success in capacity recontracting efforts.

Production
El Paso is making substantial progress in turning around its production business. Onshore operations, which are comprised of coalbed methane, Rockies, east Texas, and north Louisiana, are delivering solid economic returns. As a result, Production will invest approximately $501 million of its $911 million capital budget in this region in 2005. The Gulf of Mexico program has shown substantial recent progress, and the company has improved its Brazilian presence through the UnoPaso acquisition in 2004. Results for the Texas Gulf Coast operations have not met expectations, and this region will be an area of management focus during 2005.

Production volumes for 2005 are expected to be greater than 800 million cubic feet equivalent per day (MMcfe/d) while 2006 production volumes should be greater than 825 MMcfe/d.

CORPORATE GOVERNANCE
El Paso is committed to leadership in corporate governance, which is demonstrated by the evolution of its board of directors. If the company’s directors are elected at its annual meeting, eight of 12 of the company’s directors will have joined the company since

January 2003. Seven of the eight have significant experience in upstream areas of the energy industry, and two of the eight qualify as financial experts. El Paso’s corporate governance guidelines, which are available in the Governance section of the company’s Web site, www.elpaso.com, and the company’s insistence on following the letter and spirit of those guidelines, exemplify good corporate governance. El Paso does not have a staggered board or a poison pill, 11 of its 12 directors are independent, and the chairman and chief executive officer positions are held by different individuals.

WEBCAST
The company has scheduled a live webcast to begin at 8:30 a.m. Central Time today to review the update for its long-range plan. The webcast may be accessed online through El Paso’s Web site at www.elpaso.com in the Investors section. The presentation slides will also be available for downloading at the same location two hours before the webcast begins.

El Paso Corporation provides natural gas and related energy products in a safe, efficient, dependable manner. The company owns North America’s largest natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit www.elpaso.com.

Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, changes in unaudited and/or unreviewed financial information; our ability to file our annual report on Form 10-K by March 31, 2005; the extent and timing of any restatement of financial statements; our ability to implement and achieve our objectives in the long-range plan, including achieving our debt-reduction targets; changes in reserve estimates based upon internal and third-party reserve analyses; our ability to meet production volume targets in our Production segment; uncertainties and potential consequences associated with the outcome of governmental investigations, including, without limitation, those related to the reserve revisions and natural gas hedge transactions; outcome of litigation, including shareholder derivative and class actions related to reserve revisions and restatements; our ability to comply with the covenants in our various financing documents; our ability to obtain necessary governmental approvals for proposed pipeline projects and our ability to successfully construct and operate such projects; the risks associated with recontracting of transportation commitments by our pipelines; regulatory uncertainties associated with pipeline rate cases; actions by the credit rating agencies; the successful close of our financing transactions; our ability to successfully exit the energy trading business; our ability to close our announced asset sales on a timely basis; changes in commodity prices for oil, natural gas, and power; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis; general economic and weather conditions in geographic regions or markets served by the company and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; competition; and other factors described in the company’s (and its affiliates’) Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office: (713) 420-5855
Fax: (713) 420-4417

Media Relations
Aaron Woods, Manager
Office: (713) 420-6828
Fax: (713) 420-4417

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